Exhibit 99.1

CSK AUTO CORPORATION INVESTOR PRESENTATION TO BE
AVAILABLE ON WEBSITE

PHOENIX, AZ, January 7, 2005 — Members of the senior management team of CSK Auto Corporation (NYSE: CAO), the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket, plan to make a presentation at the 3rd Annual SG Cowen & Co. Consumer Conference in New York on Tuesday, January 11, 2005.

The presentation will be webcast, and the slides included in the presentation will also be available to interested parties for five days commencing on January 11, 2005, through the Company’s web site at www.cskauto.com by pointing one’s browser and clicking on “Investors” and then “Presentations.”

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of October 31, 2004, the Company operated 1,129 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.

Contact:	Don Watson (602) 631-7224